Exhibit 99.1

             ASTEA REPORTS FOURTH QUARTER AND YEAR-END 2006 RESULTS

    HORSHAM, Pa., April 2 /PRNewswire-FirstCall/ -- Astea International Inc. (Nasdaq: ATEA), a global provider of service lifecycle management solutions, today released its fourth quarter and year-end financial results for fiscal 2006.

    For the quarter ended December 31, 2006, Astea reported revenues of $5.7 million which was 8% greater than revenues of $5.3 million for the same period in 2005. Net loss for the quarter was $713,000 or ($.20) per share, compared to a net loss of $701,000 or ($.20) per share for the same period in 2005. Software license fee revenues were $1.3 million, compared to $769,000 for the same period in 2005. Service and maintenance revenues of $4.4 million were 4% lower than the same period in 2005.

    For the 2006 fiscal year, the Company reported revenues of $20.3 million and a net loss of $5.0 million or $1.40 per share, compared to revenues of $22.2 million and a net income of $1.2 million or $.39 per share for the 2005 fiscal year. License revenues decreased 43% from 2005 and service and maintenance revenues increased 12%. Service and maintenance revenues for the Astea Alliance offering increased 27% compared to the 2005 calendar year.

    The Company has concluded that the accounting treatment relating to a 2004 contract with a customer of our United Kingdom subsidiary was incorrect. As such, the Company will restate its financial statements for 2004, 2005 and the first three quarters of 2006. The Company's Form 10-K, which was filed today, reflects the restated results. The Company filed a Form 8-K earlier today disclosing additional details regarding the restatement. The Company anticipates filing all required corrections to its earlier financial statements in the near future. The result of the change in treatment of the contract is that all revenues related to the contract, including license, services, and maintenance, is expected to be recognized in the first quarter of 2007, with the exception of certain post contract support revenues, which will be recognized ratably over 2007 and 2008. The Company has already received the majority of the cash related to the transaction, having received $1,394,000 out of the total billings from 2004 through 2006 of $1,679,000. The restatement affects the timing and classification of revenues, but does not impact the overall revenues relating to this customer.

    The View from Management

    "While we are pleased with many of the operational achievements for 2006, we are very disappointed that we have not delivered a positive financial performance. We will be working very hard this year to translate our best in class offering, our marquee customer base, and our pipeline opportunities into results of which we can all be proud," stated Zack Bergreen, Chairman and CEO, Astea International. "We have positioned ourselves for success in 2007 through a number of accomplishments in 2006. We expanded our global customer base with the addition of sixteen new customers. We made some very strategic investments that will expand our business over the long-term and we continue to increase our global presence for our aggressive growth initiatives. We also introduced several product releases which we expect will have a positive business impact for 2007 and beyond. In 2006, we also continued to see expansion opportunities with our existing install base as well, for example, we just recently received an order from one of our customers, a major process controls and instrumentation company, for additional services to roll-out Astea Alliance across many countries. This is just one example of how we are helping our customers deliver best-in-class service around the world."

    "The addition of new customers reinforces our leadership in the service management space and is confirmation of the compelling value proposition that our solutions and services can deliver to service-centric enterprises. With our recent customer conference, in October, we were able to demonstrate our newest software release as well as share our vision for the future. This vision was met with much excitement and we are confident that the partnerships we have created with our customers will continue long into the future."

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    "We also expanded our strategic relationship with Microsoft to open up an entirely new market that we have not traditionally approached - the small to mid size market. We have embedded our field service and mobility solution into Microsoft Dynamics CRM to offer more robust functionality for service-centric companies. We are actively engaging with the leading Microsoft Dynamics CRM channel partner community to develop channel sales strategies, create "go-to-market" campaigns, and aggressively assist partners in penetrating the market. Microsoft has over 7800 installations of Microsoft Dynamics CRM and we are confident that many of those companies need dramatically enhanced service capabilities and we view this as a great opportunity to expand our footprint and increase revenues."

    A Year in review: 2006 highlights

    -- Attained new customers such as Decision One (US), Micro Center (US),
       Seiko I Infotech Inc. (JAPAN), Danka Office Imaging Company (US), Siemens Business Services (US), Konica Minolta Medical Imaging (US), Coinstar
       (US), Cygnal Technologies (CANADA), Thermo Fisher Scientific (CANADA), NEC Computers (UK), Packard-Bell (UK), Centric Managed ICT Services (BELGIUM), Technology Integration Group (US), AlphaNet (JAPAN), Sony (JAPAN), and MTServices (JAPAN).

    -- A number of existing customers such as Site Services (US); McKinstry
       (US); Chloride (AUS); Johnson Controls (FRANCE); Data #3 (AUS); AT&T
       (US); Fuji Photo Film (US); The Linc Group (US); Atlas-Copco (US), and Jones Lang LaSalle (US) continued to expand their configurations with additional licensing for more users and functionality.

    -- Formed a strategic alliance with Microsoft Corporation to provide integrated Service Lifecycle Management solutions with Microsoft Dynamics GP(R) and Microsoft Dynamics AX(R), now offering organizations, of any size, the ability to leverage best-in-class field service solutions with leading-edge, highly adaptable ERP solutions from Microsoft.

    -- Astea named to Deloitte's Technology Fast 50 List, for the greater
       Philadelphia area, which is based on the percentage revenue growth over five years, from 2001-2005.

    -- Held a successful global customer conference (ACE) in Miami in October
       2006, customers benefited from hands-on training sessions, in-depth insight into Astea Alliance 8.0 release, ability to drive product roadmap, and network with peers from other organizations.

    -- Successfully launched FieldCentrix Enterprise 4.1, introducing significant enhancements in real-time, remote inventory insight and staff optimization, and the majority of customers running the FieldCentrix solution have already completed successful upgrades to this latest release.

    -- Completed the integration of the FieldCentrix Mobile solution into the Astea Alliance Suite. By harmonizing the FieldCentrix mobile application and wireless middleware with the most robust back-end service lifecycle management solution, Astea Alliance, Astea is now offering a solution like no other on the market today that effectively addresses the entire service lifecycle.

    Astea will host a conference call that will be broadcast live over the Internet on April 4th at 11:00 AM EDT to discuss the Company's fourth quarter and year-end financial results. Investors can access the call from the Company's Web site at http://www.astea.com/about_investors.asp . For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

    About Astea International

    Astea International (Nasdaq: ATEA) is a global provider of service management software that addresses the unique needs of companies who manage capital equipment, mission critical assets and human capital. With the acquisition of FieldCentrix, Astea complements its existing portfolio with the industry's leading mobile field service execution solutions. Astea is helping companies drive even higher levels of customer satisfaction with faster response times and proactive communication, creating a seamless, consistent and highly personalized experience at every customer relationship touch point. Since its inception in 1979, Astea has licensed applications to companies, around the world, in a wide range of sectors including information technology, telecommunications, instruments and controls, business systems, HVAC, gaming/leisure, imaging, industrial equipment, and medical devices.

    http://www.astea.com .  Service Smart.  Enterprise Proven.

    Astea and Astea Alliance are trademarks of Astea International Inc. All other company and product names contained herein are trademarks of the respective holders.

    This press release contains forward-looking statements that are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. Among these risk factors are possibilities that the companies mentioned in this press release may not purchase licenses for Astea Alliance, the continuing acceptance of Astea's products, general competitive pressures in the marketplace, and continued overall growth in the customer relationship management solutions industry. Further information regarding these as well as other key risk factors and meaningful cautionary statements that could affect the Company's financial results are included at length in the Company's Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission.

SOURCE  Astea International Inc.
    -0-                             04/02/2007
    /CONTACT: Rick Etskovitz, Chief Financial Officer for Astea International Inc., +1-215-682-2500, retskovitz@astea.com/
    /Web site:  http://www.astea.com /